EXHIBIT 99
Restaurant Brands International Inc. Announces Pricing of Offering of Second Lien Senior Secured Notes

Toronto, Ontario – September 16, 2020 – Restaurant Brands International Inc. (“RBI”) (TSX/NYSE: QSR, TSX: QSP), 1011778 B.C. Unlimited Liability Company (the “Issuer”) and New Red Finance, Inc. (the “Co-Issuer” and, together with the Issuer, the “Issuers”) announced today that the Issuers priced an offering of $1,400 million in aggregate principal amount of 4.000% Second Lien Senior Secured Notes due 2030 (the “Notes”), which represents a $400 million increase in the previously announced size of the offering. The Notes will have a maturity date of October 15, 2030. The closing of the offering of the Notes is expected to occur on or about October 5, 2020, subject to customary closing conditions.

The Notes were priced at 100% of their face value. RBI expects to use the proceeds from the offering of the Notes to redeem a portion of the outstanding aggregate principal amount of the Issuers’ 5.00% Second Lien Senior Secured Notes due 2025 (the “2025 Second Lien Notes”), plus any accrued and unpaid interest thereon, and pay related premium, fees and expenses. The Issuers expect to redeem $1.35 billion in aggregate principal amount of 2025 Second Lien Notes. This press release does not constitute a notice of redemption.

The Notes will be second lien senior secured obligations of the Issuers, guaranteed on a senior secured basis by each of RBI’s subsidiaries that guarantee the Issuers’ obligations under the Issuers’ existing senior secured credit facilities.

The Notes were offered (i) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and (ii) outside the U.S. pursuant to Regulation S under the Securities Act. The Notes and the related guarantees have not been and will not be registered under the Securities Act and may not be offered or sold in the U.S. absent registration or an applicable exemption from the registration requirements under the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Restaurant Brands International

Restaurant Brands International Inc. is one of the world’s largest quick service restaurant companies with approximately $32 billion in annual system-wide sales and over 27,000 restaurants in more than 100 countries and U.S. territories. RBI owns three of the world’s most prominent and iconic quick service restaurant brands – TIM HORTONS®, BURGER KING®, and POPEYES®. These independently operated brands have been serving their respective guests, franchisees and communities for over 45 years.

Forward-Looking Statements

This press release includes forward-looking statements, which are often identified by the words “may,” “might,” “believes,” “thinks,” “anticipates,” “plans,” “expects,” “intends,” or similar expressions and reflect management’s expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements include statements about RBI’s and the Issuers’ expectations and beliefs regarding the issuance of the Notes and the use of proceeds therefrom. The factors that could cause actual results to differ materially from RBI’s expectations are detailed in filings of RBI with the U.S. Securities and Exchange Commission and on SEDAR in Canada, such as its annual and quarterly reports and current reports on Form 8-K, and include the following: risks related to RBI’s substantial indebtedness, risks related to adverse economic and industry conditions and risks related to unforeseen events, such as adverse weather conditions, natural disasters, terrorist attacks or threats, pandemics, including coronavirus (COVID-19), or other catastrophic events, all of which could adversely affect its financial condition and prevent it from fulfilling its obligations. RBI undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

SOURCE Restaurant Brands International Inc.

Investors: investor@rbi.com; Media: media@rbi.com